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                                                                       EXHIBIT 2

                     AGREEMENT WITH RESPECT TO JOINT FILING

     THIS AGREEMENT is made as of this 10th day of July, 1998, by and among the undersigned parties.

     WHEREAS, pursuant to Rules 13d-1 and 13d-2 of the Securities and Exchange Commission (the "Commission"), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of the undersigned parties is obligated to file with the Commission, and from time to time to file with the Commission amendments to, a Schedule 13D relating to shares of the Common Stock, $1.00 par value, of Venturian Corp., a Minnesota corporation.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     The parties, from time to time, will file one statement containing the information required by Schedule 13D on behalf of each of them in satisfaction of the obligation of each of them under Exchange Act Rules 13d-1 and 13d-2. Each party is responsible for the completeness and accuracy of only that information relating to him or its respective executive officers and directors and controlling persons, and is not responsible for the completeness or accuracy or any information concerning any other party. The execution of any statement by each party shall constitute a representation by such party that it neither knows nor has reason to believe that any information concerning any other party contained in such statement is inaccurate at the time of such execution.

     IN WITNESS WHEREOF, the undersigned have signed this Agreement or caused this agreement to be executed by its duly authorized officers as of the date first above written.

                                    QUARTERDECK PUBLIC EQUITIES, LLC
                                    a Delaware limited liability company

                                         By: QUARTERDECK EQUITY PARTNERS, INC.
                                         Its: Managing Member

                                         /s/ JON B. KUTLER
                                         --------------------------------------
                                         By: Jon B. Kutler
                                         Its: Chairman

                                    QUARTERDECK EQUITY PARTNERS, INC.
                                    a Delaware corporation

                                    /s/ JON B. KUTLER
                                    --------------------------------------
                                    By: Jon B. Kutler
                                    Its: Chairman

                                    JON B. KUTLER
                                    an individual

                                    /s/ JON B. KUTLER
                                    --------------------------------------



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